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                                                                      Exhibit 23


                           Consent of Independent Auditors


The Board of Directors
USA Biomass Corporation

We consent to the incorporation by reference in the registration statement of USA Biomass Corporation (formerly AMCOR Capital Corporation) on Form S-8 (File No. 333-06646) Form S-8 (File No. 333-44477) and Form S-3 (File No. 333-46663) of our report dated February 22, 1999 on our audits of the consolidated financial statements of USA Biomass Corporation as of August 31, 1998 and 1997 and for the years ended August 31, 1998 and 1997 which report is included in this Annual Report on Form 10KSB.

                              KELLY & COMPANY

                              /S/ KELLY & COMPANY

Newport Beach, California
March 5, 1999